UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 19, 2010

Mitcham Industries, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Texas	000-25142	76-0210849
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8141 SH 75 South, P.O. Box 1175, Huntsville, Texas		77342
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	936-291-2277

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On February 19, 2010 our wholly-owned subsidiary, Mitcham Canada, Ltd.("MCL"), entered into a definitive agreement with the shareholders of Absolute Equipment Solutions, Inc. ("AES") of Calgary, Alberta to acquire all of the capital stock of AES for a total purchase price of Cdn $4.0 million. Under the terms of the agreement, MCL will pay Cdn $2.2 million at the time of closing the acquisition, Cdn $1.5 million in two-year, 6% notes and Cdn $0.3 million upon the expiration of certain indemnity periods. In addition, the shareholders of AES could receive up to an additional Cdn $750,000 in earn-out payments should the net revenues of AES equal or exceed certain specified levels over the next two years. The agreement includes covenants not to compete applicable to the shareholders of AES and other representations, covenants and indemnities customary in transactions of this type.

Mitcham Industries, Inc. will guarantee the obligations of Mitcham Canada, Ltd. under the agreement. Closing of the transaction, which is subject to the completion of certain ancillary documentation and other customary conditions, is expected to occur in early March 2010. The cash portion of the purchase price is expected to be provided from cash on hand or from the proceeds of our revolving credit facility.

Founded in 2005 as a partnership between a helicopter operator, Steve Matthews, and a seismic field supervisor, Brett Cameron, we believe that AES is now the leading provider of equipment used for the deployment and retrieval of seismic recording systems by helicopter in the seismic industry. It manufactures, leases and sells "heli-pickers" and associated equipment, such as ground assemblies and heli-bags. Due to its ownership of certain patents, AES is the exclusive source for heli-pickers including the "Automatic Bag Runner", the "Mr. T’s Universal" and the "All Terrain Runner" systems. In addition to the heli-picker products, AES leases and sells helicopter navigation systems for seismic operations worldwide. Brett Cameron, the managing partner of AES, will remain with the company and join MCL's management team.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING INFORMATION
This Current Report on Form 8-K includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included herein, including statements regarding the Company’s future financial position and results of operations, planned capital expenditures, the Company’s business strategy and other plans for future expansion, the future mix of revenues and business, future demand for the Company’s services and general conditions in the energy industry in general and seismic service industry, are forward-looking statements. While management believes that these forward-looking statements are reasonable when and as made, actual results may differ materially from such forward-looking statements. Important factors that could cause or contribute to such differences include possible decline in demand for seismic data and our services; the effect of recent declines in oil and natural gas prices on exploration activity; the effect of uncertainty in financial markets on our customers’ and our ability to obtain financing; loss of significant customers; defaults by customers on amounts due us; possible impairment of long-lived assets; risks associated with our manufacturing operations; foreign currency exchange risk; and other factors that are disclosed in the Company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and available from the Company without charge. Readers are cautioned to not place undue reliance on forward-looking statements which speak only as of the date of this release and the Company undertakes no duty to update or revise any forward-looking statement whether as a result of new information, future events or otherwise.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mitcham Industries, Inc.

February 25, 2010	By:	/s/ Robert P. Capps

Name: Robert P. Capps
Title: Executive Vice President